UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2015

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

                           Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 1, 2015, Lakeland Industries, Inc.’s China subsidiary, Weifang Lakeland Safety Products Co., Ltd (“WF”), and Chinese Rural Credit Cooperative Bank (“CRCCB”) completed an agreement to obtain a line of credit for financing in the amount of up to RMB 6,000,000 (approximately USD $957,500). WF intends to draw down most of the loan amount, if not all, within a relatively short period of time. Below is a summary of the material terms of the loan facility:

o	Amount of loan:	RMB 6,000,000 (approximately $957,500)
o	Maturity Date:	November 18, 2016
o	Purpose of loan:	Purchase of materials
o	Collateral:	Building property and land use right owned by WF
o	Interest rate of loan and calculation:

▪	Effective per annum interest rate of 5.52 paid monthly;

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement, dated December 1, 2015, between Weifang Lakeland Safety Products Inc., Ltd. and Chinese Rural Credit Cooperative Bank.

10.2	Summary of Exhibit 10.1 in English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer &
President

Date: December 7, 2015

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan Agreement, dated December 1, 2015, between Weifang Lakeland Safety Products Inc., Ltd. and Chinese Rural Credit Cooperative Bank.

10.2	Summary of Exhibit 10.1 in English.